UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017

Presidential Realty Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8594	13-1954619
(Commission File Number)	(IRS Employer Identification No.)

1430 Broadway, Suite 503, New York, NY 10018
(Address, including zip code, of Principal Executive Offices)
(914) 948-1300
(Registrant’s Telephone Number, Including Area Code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Entry into Second Amendment to Interest Contribution Agreement

As previously disclosed on Forms 8-K filed by Presidential Realty Corporation (the “Company”), on December 20, 2016 and January 12, 2017, respectively, the contents of which are incorporated by reference herein, the Company and its newly formed operating partnership, Presidential Realty Operating Partnership LP (“Presidential OP,” and together with the Company, the “Presidential Parties”), entered into an interest contribution agreement (the “Initial Agreement”) with First Capital Real Estate Trust Incorporated (“FC REIT”), First Capital Real Estate Operating Partnership (“FC OP, and together with FC REIT, the “FC Parties”), the operating partnership of FC REIT, Township Nine Owner, LLC (“T9 JV”), Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC (“Avalon”). On January 6, 2017, the Company and the other parties to the Agreement entered into the First Amendment to the Initial Agreement (the “First Amendment,” and, together with the Initial Agreement, the “Agreement”). On March 31, 2017, the Company and the other parties to the Agreement entered into the Second Amendment to the Agreement (the “Second Amendment”).

FC OP is the owner of 92% of the limited liability company interests and profit participation interests in T9 JV (the “FC/T9 Interest”). T9 JV is, indirectly through various subsidiaries, the sole owner of 100% of certain equity interests related to 23 parcels of land located in Sacramento, California (collectively, the “T9 Properties”). Under the Agreement, as amended by the Second Amendment, on March 31, FC OP transferred to PRES-T9 Holdings LLC, a newly formed wholly owned subsidiary of Presidential OP (“PRES-T9”), 66% of the FC T9 Interest (“Transferred Interest”), and in exchange Presidential OP preliminarily agreed to issue $32,649,000 of its operating partnership units (“OP Units”), valued at $1.00 per OP Unit, subject to adjustment and the conditions described below. The final amount of the OP Units to be issued by Presidential OP for the transfer of the Transferred Interest is subject to adjustment, and the issuance of any OP Units is entirely conditional on the satisfactory completion of the conditions described below.

The Second Amendment provides for the satisfaction of certain conditions prior to the issuance and delivery of 100% of the OP Units to be issued in connection with the transaction. Those OP Units will be held back (the “Holdback Units”) until a new appraisal of the FC/T9 Interest has been obtained and the loan secured by the T9 Properties has been extended or refinanced. The loan is currently in default. Presidential has an opportunity for 30 days to endeavor to obtain an extension or refinancing of the loan. Thereafter, the FC Parties will continue to seek an extension/refinancing of the loan. If the appraisal and the loan extension/refinancing are not obtained within 180 days, then the FC Parties and the Presidential Parties may within 10 days mutually agree in writing to extend the time to complete the extension/refinancing of the loan, or either the FC Parties or the Presidential Parties may elect to cancel the transfer of the Transferred Interest following 10 days prior written notice to the other party.

The number of OP Units ultimately issued if these conditions are satisfied is subject to adjustment based on the new appraisal and the amount of the mortgage debt (the extended/refinanced loan) at that time. These adjustments could result in a material change in the number of OP Units that are ultimately issued and delivered if the conditions are satisfied. The final number of OP Units will be determined by taking the amount of the new appraisal, subtracting therefrom the amount of the extended/refinanced loan and the legal costs and expenses incurred by the Company in securing the extended/refinanced loan and multiplying the amount thereby obtained by 66%.  As a result of the conditional nature of the transfer of the Transferred Interest, the Company will not be reflecting the Transferred Interest in its financial statements until the conditions in the Second Amendment have been satisfied and the applicable number of OP Units has been determined and issued.

The Second Amendment grants demand registration rights to the FC Parties and their partners and stockholders for the OP Units issued and to be issued pursuant to the Agreement and the common stock of Presidential issuable upon conversion of those OP Units. The registration rights of the OP Units are exercisable only after the satisfaction of the conditions described above and issuance of the Holdback Units and are intended to permit FC OP to distribute the OP Units to its limited partners, including FC REIT, and to permit FC REIT to distribute the OP Units it receives to its stockholders, without restriction. It is not intended to create a market in the OP Units.

There are currently two vacancies on the Company’s six person Board of Directors. Subject to review by the Company’s Nominating Committee and approval of the Company’s Board of Directors, the Second Amendment provides that Serge Kasarda and Richard Shea will be elected by the Company’s Board of Directors to fill the two vacancies. Both individuals have strong backgrounds in the finance and real estate sectors and are veterans of Blackrock, Inc.

In connection with the Second Amendment, the Company approved a new business strategy to focus its future investments in the healthcare sector. In furtherance of that strategy, subject to review and approval of the Company’s Board of Directors, the Second Amendment provides for the appointment of a new management team to be led by Serge Kasarda to implement the new business strategy.

The foregoing description of the Second Amendment is subject to and qualified in its entirety by reference to the complete text of the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Entry into the Limited Liability Company Agreement of T9 JV

On February 5, 2016, FC OP and T-9 Developers, LLC (“T9 Developers”) entered into the Limited Liability Company Agreement (the “T9 Owner Agreement”) of Township Nine Owner, LLC (T9 JV). Pursuant to the T9 Owner Agreement, T9 Developers formerly acted as the day-to-day development manager of T9 JV and developer of the T9 Properties. For a description of the material terms of the T9 Owner Agreement, please refer to FC REIT’s Current Report on Form 8-K dated February 5, 2016.

In contemplation of the transactions described in the Second Amendment, on March 31, 2017, FC OP and T9 Developers entered into the First Amendment to Limited Liability Company Agreement (the “First Amendment”), which amended the T9 Owner Agreement in contemplation of the admission of PRES-T9 as a member. The First Amendment, among other things, replaces T9 Developers as the day-to-day manager of T9 JV with FC OP and replaces the managers of T9 JV designated by T9 Developers with three managers designated by PRES-T9. Under the First Amendment, the management board will consist of a total of six managers, three designated by FC OP and three designated by PRES-T9. Each manager has one vote and all actions of the management board require the vote, approval or consent of a majority of the managers. Actions requiring the vote, consent, approval or determination of the members of T9 JV require the vote, consent, approval or determination of the members holding at least two-thirds of the outstanding units of T9 JV. PRES-T9 will hold 60,720, FC OP will hold 31,280 and T9 Developers will hold 8,000 units of T9 JV. PRES-T9 will not be required to pay any fees to T9 JV in connection with its admission as a member of T9 JV.

On March 31, 2017, as transferee of the Transferred Interest, PRES-T9 executed a Joinder and became party to the T9 Owner Agreement, as amended.

The foregoing summary of the material terms of the T9 Owner Agreement and the First Amendment is subject to and qualified in its entirety by reference to the complete texts of (a) the original T9 Owner Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein; and (b) the First Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

10.1	Second Amendment to Interest Contribution Agreement, dated as of March 31, 2017.
10.2	Limited Liability Company Agreement of Township Nine Owner, LLC, dated as of February 5, 2016.
10.3	First Amendment to Limited Liability Company Agreement of Township Nine Owner, LLC, dated as of March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: April 5, 2017	By:	/s/ Nickolas Jekogian
		Name:	Nickolas Jekogian
		Title:	CEO